UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 3, 2013

Commission File Number:  333-57818

Augme Technologies, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
20-0122076
(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor, New York, New York 10001
(Address of principal executive offices)

855-423-5433
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 22, 2013 Augme Technologies, Inc. ("Augme") entered into a settlement with Velti Limited and Velti USA, Inc. (collectively, "Velti"), pursuant to which Augme and Velti have settled the two pending lawsuits as between each other, namely (i) Civil Action No.1:12-cv-00294-LPS in the District of Delaware, and (ii) Civil Action No. C-13-0258 LB in the Northern District of California (collectively, the "Lawsuits").

Pursuant to the settlement, (a) Augme has granted Velti a paid-up license in all patents owned by Augme with a priority date on or before March 22, 2013 for the life of those patents, (b) Velti has granted Augme a paid-up license in all patents owned by Velti with a priority date on or before March 22, 2013 for the life of those patents, (c) Augme and Velti have covenanted not to sue each other on such patents, (d) Augme and Velti have dismissed the Lawsuits as to each other with prejudice with each side to bear its own costs, (e) Augme and Velti have released each other as to the subject matter of the Lawsuits with neither party making any admission of liability, and (f) Velti will pay Augme a lump sum payment of $200,000 no later than 10 business days following the dismissal of the Lawsuits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.

Date:   April 3, 2013
By:	/s/ Ivan Braiker

Name: Ivan Braiker
Title: Chief Executive Officer